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                                                                    EXHIBIT 99.7

                                     FORM OF
                          NOMINEE HOLDER CERTIFICATION

                              DEMANDSTAR.COM, INC.
                          NOMINEE HOLDER CERTIFICATION


         The undersigned, a bank, broker, or other nominee holder of rights ("Rights"), in order to purchase shares of common stock, par value $.0001 per share (the "Common Shares"), of DemandStar.com, Inc. ("DSI") pursuant to the rights offering described and provided for in DSI's prospectus dated ___________, 2000 (the "Prospectus"), hereby certifies to DSI and to Continental Stock Transfer and Trust Company, as Subscription Agent for such rights offering, that (1) the undersigned has subscribed for, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Common Shares specified below for the Subscription Privilege (as defined in the Prospectus) and (2) each such beneficial owner's Subscription Privilege has been exercised in full.


         Number of Common Shares subscribed for pursuant to the  Subscription
Privilege: _________________



                                   --------------------------------------------
                                   Name of bank, broker or other nominee holder

                                   Address:

                                   --------------------------------------------

                                   --------------------------------------------


                                   By:
                                      -----------------------------------------
                                      Name:
                                      Title:

Dated:  ____________________, 2000